UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 21, 2000

SANGSTAT MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

0-22890	94-3076-069
(Commission File Number)	(IRS Employer Identification Number)

6300 Dumbarton Circle
Fremont, California   94555

(Address of principal executive offices including zip code)

510-789-4300
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Matters

Dr. Elliott B. Grossbard, M.D., Senior Vice President of Medical Development resigned effective July 21, 2000. Dr. Raymond J. Tesi, M.D., Senior Vice President, Medical Affairs and Strategic Development, will be managing Clinical Development until a replacement for Dr. Grossbard is hired. Regulatory and Compliance will report directly into Jean-Jacques Bienaimé, President and CEO.

Item 7. Financial Statements and Exhibits

(a) Financial statements of business acquired. - Not applicable

(b) Pro forma financial information. - Not applicable

(c) Exhibits. - None

SIGNATURES

Pursuant to the requirement of the Security Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 21, 2000

SANGSTAT MEDICAL CORPORATION

By:	/s/ Stephen G. Dance

Stephen G. Dance
Senior Vice President, Finance